Exhibit 10.17

STOCK PURCHASE AGREEMENT

By and Among

SOUTHERN STATES BANCSHARES, INC.

and

THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

Dated as of

December 27, 2016

i

ARTICLE 6 MISCELLANEOUS	44

6.1 Fees and Expenses.	44

6.2 Entire Agreement.	44

6.3 Notices.	44

6.4 Amendments; Waivers; No Additional Consideration.	45

6.5 Construction.	45

6.6 Successors and Assigns.	45

6.7 No Third-Party Beneficiaries.	46

6.8 Governing Law.	46

6.9 Survival.	46

6.10 Execution.	46

6.11 Severability.	47

6.12 Replacement of Shares.	47

6.13 Remedies.	47

6.14 Payment Set Aside.	47

6.15 Independent Nature of Purchasers’ Obligations and Rights.	48

6.16 Termination.	48

6.17 Rescission and Withdrawal Right.	49

6.18 Adjustments in Common Stock Numbers and Prices.	49

ii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of December 27, 2016, by and among Southern States Bancshares, Inc., a bank holding company organized under the laws of the State of Alabama (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, the securities described herein, upon the terms and conditions stated in this Agreement. The securities to be purchased by each Purchaser at the Closing are shares of (i) voting common stock, $5.00 par value per share, of the Company (the “Common Stock,” set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Common Shares”)) and (ii) a newly-issued series of convertible perpetual preferred stock, series B, $0.01 value per share, of the Company (the “Series B Preferred Stock”, set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Series B Preferred Shares”)) which shall be convertible into shares of the Common Stock subject to the terms and conditions set forth in the Second Articles of Amendment (as defined below) and, following the Shareholder Approval (as defined below) and subject to the terms and conditions of the Third Articles of Amendment (as defined below), non-voting common stock of the Company, $5.00 par value per share (the “Non-Voting Common Stock”). The Common Shares and the Series B Preferred Shares shall be collectively referred herein to as the “Shares”. The Shares of Common Stock and Non-Voting Common Stock into which the Series B Preferred Stock is convertible are referred to herein as the “Underlying Shares” and the Underlying Shares and the Shares are referred to herein, collectively, as the “Securities.” The Company anticipates these Series B Preferred Shares would be converted into shares of a newly created class of Non-Voting Common Stock promptly following the Shareholder Approval at the Shareholders’ Meeting (as defined below.

C. The Company has engaged SunTrust Robinson Humphrey as its placement agent (the “Placement Agent”) for the offering of the Shares.

D. Contemporaneously with the execution and delivery of this Agreement, the Company and the Qualifying Purchasers are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“9.9% Purchaser” has the meaning set forth in Section 5.1(j).

“Acquisition Proposal” means a written offer or proposal involving the Company or its Subsidiary with respect to: (i) any merger, reorganization, consolidation, share exchange, share issuance, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, issuance, lease, exchange, mortgage, pledge, transfer or other disposition of, all or a material portion of the assets or equity securities or deposits of, the Company or its Subsidiary, in a single transaction or series of related transactions; (ii) any tender offer or exchange offer for all or a material portion of the outstanding shares of capital stock of the Company or its Subsidiary; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or, to the Company’s Knowledge, threatened against the Company, its Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or its Subsidiary acting in his or her capacity as an officer, director, or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(00).

“Agreement” has the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company and all amendments thereto, as the same may be amended from time to time.

“Bank” means Southern States Bank, an Alabama state-chartered bank.

“Bank Board” has the meaning set forth in Section 4.17(a).

“BHCA” has the meaning set forth in Section 3.1(b).

“BHCA Control” has the meaning set forth in Section 3.1(yy).

“Board of Directors” has the meaning set forth in Section 4.17(a).

“Board Representative” has the meaning set forth in Section 4.17(a).

“Burdensome Condition” means any restriction or condition that a Purchaser determines, in its reasonable good faith judgment, (i) would require the ownership, capitalization, governance or operations of the Company and the Bank following the Closing to deviate in any material respect from the ownership, capitalization, governance or operations contemplated by any of the Transaction Documents, (ii) would result in a materially burdensome regulatory condition being imposed on the Company, the Bank, or such Purchaser or its Affiliates or its investment advisers, (iii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not, in its reasonable judgment, have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement or (iv) would require the disclosure of the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers.

“Business Combination” has the meaning set forth in this Section 1.1.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York and Alabama are open for the general transaction of business.

“Change in Control” means, with respect to the Company, the occurrence of any of the following events:

(1) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the aggregate shares of Common Stock;

(2) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 24.9% or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the board of directors cease for any reason to constitute at least a majority of the board of directors;

(3) the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(4) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Closing” means the Closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Jones Walker LLP.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Financial Statements” has the meaning set forth in Section 3.1(i).

“Company Recommendation” has the meaning set forth in Section 4.17(g).

“Company Reports” has the meaning set forth in Section 3.1(jj).

“Company Stock Option” has the meaning set forth in Section 3.1(g)(i).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge after reasonable inquiry of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise for purposes of the BHCA or the CIBC Act.

“Covered Person” has the meaning set forth in Section 3.1(ss).

“CRA” has the meaning set forth in Section 3.1(mm).

“Davis Partnership Letter Agreement” means the letter agreement in the form attached hereto as Exhibit I, dated as of the Closing Date, between the Company and Davis Partnership, L.P.

“Disqualification Event” has the meaning set forth in Section 3.1(ss).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(1). “ERISA” has the meaning set forth in Section 3.1(qq).

“Exchange Act” means the Securities Exchange Act of 1934 any successor statute, and the rules and regulations promulgated thereunder.

“Expense Reimbursement Agreement” means the agreement regarding the Proposed Terms by and between Patriot and the Company, dated December 12, 2016, pursuant to which the Company agreed to provide Patriot with certain expense reimbursements.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Information” has the meaning set forth in Section 4.3(b).

“Information Rights Letter Agreements” means each separate letter agreement substantially in the form attached hereto as Exhibit H, dated as of the Closing Date, between the Company and each Qualifying Purchaser other than Patriot.

“Insurer” has the meaning set forth in Section 3.1(oo). “Intellectual Property” has the meaning set forth in Section 3.1(r).

“Investor Presentation” means that certain Confidential Presentation for Accredited Investors prepared by the Company, dated November 2016.

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(oo).

“Loan Agreement” means that certain Loan Agreement, dated October 22, 2015, between the Company, as borrower, and First Tennessee Bank National Association, as lender.

“Losses” has the meaning set forth in Section 4.7(a).

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise), liabilities or prospects of the Company and the Subsidiary, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes, after the date hereof, in banking and similar laws of general applicability or interpretations thereof by any applicable governmental authority, (B) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes, after the date hereof, in general economic conditions, including interest rates, affecting banks generally, or (D) the effects of any action or omission taken by the Company or the Bank with the prior written consent of the Qualifying Purchasers, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a material and disproportionate impact on the Company and the Subsidiary, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any of the following agreements of the Company or its Subsidiary:

(1) regarding any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound, including without limitation the Loan Agreement and the Company’s outstanding subordinated notes;

(2) any contract containing covenants that limit in any material respect the ability of the Company or its Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or its Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or its Subsidiary;

(3) any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or its Subsidiary;

(4) any real property lease and any other lease with annual rental payments aggregating $25,000 or more;

(5) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $25,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(6) any contract or arrangement under which the Company or its Subsidiary is licensed or otherwise permitted by a third party to use any Intellectual Property (as defined in Section 3.1(r)) that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or its Subsidiary) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or its Subsidiary;

(7) any contract that by its terms limits the payment of dividends or other distributions by the Company or its Subsidiary;

(8) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(10) any contract providing for indemnification by the Company or its Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(11) any contract that contains a put, call, or similar right pursuant to which the Company or its Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $25,000; and

(12) any other contract, agreement or understanding material to the Company or its Subsidiary or their respective operations.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Minimum Ownership Interest” means, with respect to a Purchaser, ownership by such Purchaser together with its Affiliates, of either in the aggregate 50% or more of all of the Securities purchased by such Purchaser and its Affiliates under this Agreement or, in the aggregate, 4.9% or more of the Common Stock then outstanding (provided that, in making such calculation, (i) all shares of Common Stock into or for which shares of any securities owned by such Purchaser and its Affiliates are directly or indirectly convertible or exercisable (which, for the avoidance of doubt, shall include those shares of Common Stock and Non-Voting Common Stock issuable upon the conversion of shares of Series B Preferred Stock), shall be included in the numerator, (ii) the shares described in clause (i) and all such shares owned by or attributed to other Purchasers shall be included in the denominator, and (iii) all securities issued by the Company after the Closing Date other than in connection with an issuance in which the Purchaser was offered the right to purchase its pro rata portion of such securities in accordance with Section 4.16 shall be excluded from the denominator.

“Money Laundering Laws” has the meaning set forth in Section 3.1(hh). “New Security” has the meaning set forth in Section 4.16(a).

“New York Courts” means the state and federal courts sitting in the borough of Manhattan, in the State of New York.

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.17(d).

“OFAC” has the meaning set forth in Section 3.1(gg).

“Offering” has the meaning set forth in Section 4.16(c).

“Outside Date” means December 30, 2016.

“Patriot” means Patriot Financial Partners II, L.P. and its Affiliates.

“Patriot Indemnitors” has the meaning set forth in Section 4.17(f).

“Patriot VCOC Letter Agreement” means the letter agreement in the form attached hereto as Exhibit F, dated as of the Closing Date, between the Company and Patriot.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $14.00 per Common Share or $70.00 per Series B Preferred Share.

“Purchased Shares” means the number of Shares to be purchased hereunder by each Purchaser.

“Purchaser Deliverables” has the meaning set forth in Section 2.3(b).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Party” has the meaning set forth in Section 4.7(a).

“Qualifying Purchasers” means Patriot, EJF Sidecar Fund, Series LLC - Series E; each Wellington Purchaser; Davis Capital Partners, LLC; The Banc Funds Company, L.L.C.; Siena Capital Partners; and JCSD PARTNERS, LP.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Qualifying Purchasers, which are Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(11). “Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144.

“Second Articles of Amendment” has the meaning set forth in Section 2.3(a)(viii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Preferred Shares” has the meaning set forth in the Recitals.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Shareholder Approval” has the meaning set forth in Section 4.17(g).

“Shareholder Litigation” has the meaning set forth in Section 4.19.

“Shareholders’ Meeting” has the meaning set forth in Section 4.17(g).

“Shares” has the meaning set forth in the Recitals.

“Solicitor” has the meaning set forth in Section 3.1(ss).

“Stock Plan” has the meaning set forth in Section 3.1(g)(i).

“Subsidiary” means any entity in which the Company or the Bank, directly or indirectly, owns 50% or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Bank is the only Subsidiary of the Company.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Articles of Amendment” has the meaning set forth in Section 4.17(g).

“Transaction Documents” means this Agreement, the Schedules and Exhibits attached hereto, including the Patriot VCOC Letter, the Information Rights Letter Agreements, the Registration Rights Agreement, the Second Articles of Amendment, and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder, including the Expense Reimbursement Agreement.

“Transfer Agent” means Computershare Inc. or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

“Voting Securities” means the capital stock of the Company that is then entitled to vote generally in the election of directors of the Company.

“Wellington Purchasers” means the Purchasers that are advisory clients of Wellington Management Company LLP.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase.

Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of shares of Common Stock and the number of shares of Series B Preferred Stock set forth below such Purchaser’s name on the signature page of this Agreement under “Number of Shares Purchased at Closing”, at a per share price equal to the applicable Purchase Price.

2.2 Closing.

Unless this Agreement has been terminated pursuant to Section 6.16, subject to the satisfaction (or waiver, as applicable) of the conditions set forth in Article V and the delivery of the Company Deliverables and Purchaser Deliverables, the Closing shall take place as soon as commercially practicable, but in no event more than three (3) business days, following the day on which the conditions set forth in Article V (other than those that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver, as applicable, of those conditions) are satisfied (or waived, as applicable) (the “Closing Date”), via electronic communication, or at such location as agreed by the parties in writing; provided that the Closing shall not occur less than one (1) business day following the date of this Agreement. Subject to the satisfaction (or waiver, as applicable) of the conditions described in Article V and the delivery of the Company Deliverables and the Purchaser Deliverables, at the Closing, the Company will deliver to the Purchasers, in accordance with the requirements set forth in Section 2.3 (a)(ii), the Purchased Shares against payment by the Purchasers of an aggregate of an amount equal to the Purchase Price per Purchased Share, in accordance with the requirements set forth in Section 2.3(b)(ii). Notwithstanding anything to the contrary set forth herein, each Wellington Purchaser shall not be required to send its payment by wire transfer for the Purchased Shares being purchased by such Wellington Purchaser until it (or its designated custodian per its delivery instructions) confirms receipt of the stock certificate representing its Purchased Shares.

2.3 Closing Deliveries.

(a) Unless otherwise indicated, at or prior to the Closing, the Company shall issue, deliver, or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to the Closing; if not, then facsimile or “.pdf’ copies of such certificates shall suffice for purposes of the Closing with the original stock certificates to be delivered within two (2) Business Days of the Closing Date), evidencing the Shares subscribed for by Purchaser as of the Closing, registered in the name of such Purchaser or its nominee;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchasers;

(iv) with respect to the Qualifying Purchasers, the Registration Rights Agreement duly executed by the Company;

(v) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, (a) certifying the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Purchased Shares pursuant to this Agreement and the other Transaction Documents, (b) certifying the current versions of the Articles of Incorporation and Bylaws of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi) a certificate, dated as of the Closing Date and signed by its President and Chief Executive Officer or its Chief Financial Officer, substantially in the form attached hereto as Exhibit E;

(vii) a certificate of good standing or existence for each of the Company and the Bank from the Alabama Secretary of State as of a recent date;

(viii) the Second Amendment to the Articles of Incorporation of the Company (the “Second Articles of Amendment”) filed with the Judge of Probate in Calhoun County, Alabama in the form attached hereto as Exhibit G, setting forth the terms of the Series B Preferred Stock and the Non-Voting Common Stock;

(ix) with respect to Patriot, the Patriot VCOC Letter Agreement duly executed by the Company;

(x) with respect to each other Qualifying Purchaser, such Qualifying Purchaser’s Information Rights Letter Agreement duly executed by the Company; and

(xi) with respect to Davis Partnership, L.P., the Davis Partnership Letter Agreement duly executed by the Company.

(b) Unless otherwise indicated, at or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) each Purchaser shall deliver to the Company the Purchase Price, in U.S. dollars and in immediately available funds, by wire transfer to the account provided by the Company;

(iii) with respect to the Qualifying Purchasers, the Registration Rights Agreement duly executed by such Qualifying Purchaser;

(iv) a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit B, respectively;

(v) with respect to Patriot, the Patriot VCOC Letter Agreement duly executed by Patriot; and

(vi) with respect to each other Qualifying Purchaser, such Qualifying Purchaser’s Information Rights Letter Agreement duly executed by such Qualifying Purchaser; and

(vii) with respect to Davis Partnership, L.P., the Davis Partnership Letter Agreement duly executed by Davis Partnership, L.P.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.

The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date and qualified as set forth on the Schedules attached to this Agreement, to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries except for the Bank. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock (except for any preferred securities issued by Subsidiaries that are trusts) or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and its Subsidiary are each an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor its Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company and its Subsidiary are each duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no proceeding for the termination of such insurance is pending or, to the Company’s Knowledge, threatened. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations, including all laws and regulations restricting activities of bank holding companies and banking organizations, in all material respects.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities pursuant to this Agreement and the other Transaction Documents) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors, or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d) No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or its Subsidiary’s certificate or articles of incorporation, bylaws, or otherwise result in a violation of the organizational documents of the Company or its Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor its Subsidiary is required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority, self-regulatory organization, or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, if applicable, (ii) the filings required in accordance with Section 4.4 of this Agreement, (iii) the Shareholder Approval regarding the authorization of the shares of Non-Voting Common Stock to be issued on conversion of the Series B Preferred Stock, (iv) the filing of the Second Articles of Amendment to create the Series B Preferred stock, (v) the filing of the Third Articles of Amendment to create the Non-Voting Common Stock, and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiary which would be likely to prevent the Company from obtaining or effecting any of the foregoing.

(f) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the shares of Common Stock into which the shares of Series B Preferred Stock and Non-Voting Common Stock, as applicable, are convertible into have been duly authorized and, if and when issued in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible will, upon receipt of the Shareholder Approval and filing of the Third Articles of Amendment, have been duly authorized and the shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible, if and when issued in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization.

(i) (i) The authorized capital stock of the Company consists of (1) 15,000,000 shares of Common Stock and (2) 1,000,000 shares of Preferred Stock, $0.01 value per share. As of the date hereof, there are 3,281,581 shares of Common Stock issued and outstanding, and no Preferred Stock issued and outstanding. As of the date hereof, there are outstanding stock options to purchase 216,500 shares of the Common Stock (each, a “Company Stock Option”) each issued under the Company’s 2007 Incentive Stock Compensation Plan (the “Stock Plan”), and 159,283 shares of Common Stock reserved for future grants under the Stock Plan. Other than in respect of awards outstanding under or pursuant to the Stock Plan, no shares of Common Stock are reserved for issuance. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The shares of Series B Preferred Stock (upon filing of the related Certificate of Designations with the Judge of Probate in Calhoun County, Alabama) will be duly authorized by all necessary corporate action, and when issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable and free of preemptive rights except for those stated herein. The shares of Non-Voting Common Stock issuable upon the conversion of the Series B Preferred Stock will, upon receipt of the approval by the Company’s shareholders of the shareholder proposal and filing of the related amendment to the Articles of Incorporation with the Judge of Probate in Calhoun County, Alabama, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and non-assessable, and free of preemptive rights except for those stated herein. The Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Series B Preferred Stock or Non-Voting Common Stock is convertible. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except for the Company Stock Options described above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company. Except for the Registration Rights Agreement, if applicable, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or its Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement and the other Transaction Documents.

(ii) There are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound other than as disclosed in Schedule 3.1(g)(ii) and such Schedule provides the outstanding principal and accrued interest balances for all such indebtedness as of the date hereof.

(iii) Immediately following the Closing, (i) 5,418,724 shares of Common Stock and (ii) 161,143 shares of Series B Preferred Stock will be issued and outstanding.

(h) Investor Presentation. The Investor Presentation did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The consolidated balance sheets of the Company as of December 31, 2015 and 2014 and related consolidated statements of operations, changes in shareholders’ equity and cash flows for the three years ended December 31, 2015, together with the notes thereto, audited by Mauldin & Jenkins, LLC, and the unaudited consolidated balance sheet of the Company as of September 30, 2016 and the related unaudited consolidated statements of operations, change in shareholders’ equity and cash flows for the nine month period ended September 30, 2016 (collectively, the “Company Financial Statements”) (1) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiary, (2) have been prepared in accordance with GAAP applied on a consistent basis and (3) present fairly in all material respects the consolidated financial position of the Company and its Subsidiary taken as a whole as of and for the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiary for the periods stated therein (subject to the absence of notes and normal year-end audit adjustments in the case of interim unaudited statements, which would not be material, either individually or in the aggregate).

(j) Tax Matters. The Company and its Subsidiary each has (i) timely filed all material foreign, U.S. federal, state and local Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, (ii) paid all material Taxes required to be paid by it and any other material assessment, fine or penalty levied against it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements in all material respects. Neither the Company nor its Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or its Subsidiary either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiary are parties); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise. No claim has been made by a tax authority in a jurisdiction where the Company or its Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or its Subsidiary is or may be subject to Taxes assessed by such jurisdiction. Neither the Company nor its Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period

(or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a governmental authority relating to taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code.

(k) Material Changes. Since December 31, 2015, except as disclosed in Schedule 3.1(k), (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) except for the Company Stock Options, the Company has not issued any equity securities to any officer, director, or Affiliate, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or its Subsidiary is bound or subject, and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or the Bank’s financial statements with respect thereto. Moreover, since the date(s) the Company afforded Purchaser (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and its Subsidiary and their respective financial condition, results of operations, business, properties, management, prospects, and any potential transactions sufficient to enable it to evaluate its investment, there have been no events, occurrences, or developments that have materially affected or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Purchasers in connection with the offering of the Shares.

(l) Environmental Matters. Neither the Company nor its Subsidiary (i) is in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not result in a Material Adverse Effect, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or its Subsidiary, or any currently or formerly owned or operated property of the Company or its Subsidiary, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or its Subsidiary, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or its Subsidiary.

(m) Litigation. There is no Action pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents, the issuance of Shares pursuant to this Agreement and the other Transaction Documents, or the conversion of the Shares of Series B Preferred Stock into the Underlying Shares, or (ii) is reasonably likely to be material to the Company or its Subsidiary, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor its Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty nor is any Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or its Subsidiary pending or which the Company or its Subsidiary intends to initiate (other than collection or similar claims in the ordinary course of business). There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to be material to the Company or its Subsidiary.

(n) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or its Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. None of the employees of the Company or its Subsidiary is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary, and neither the Company nor its Subsidiary is a party to a collective bargaining agreement, and the Company and its Subsidiary each believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or its Subsidiary seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiary are each in compliance with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, except as otherwise disclosed to the Purchasers, no material employee has given notice to the Company or its Subsidiary of his or her intent to terminate his or her employment or service relationship with the Company or its Subsidiary. The Company and its Subsidiary are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

(o) Compliance. Neither the Company nor its Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or its Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiary or their respective properties or assets, (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any governmental authority or self-regulatory organization applicable to the Company or its Subsidiary, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and its Subsidiary each possess or have applied for all certificates, authorizations, consents, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, consents, or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor its Subsidiary has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiary have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiary, taken as a whole, in each case free and clear of all Liens, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. Any real property and facilities held under lease by the Company and its Subsidiary are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiary. No notice of a claim of default by any party to any lease entered into by the Company or its Subsidiary has been delivered to either the Company or its Subsidiary or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or its Subsidiary is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or its Subsidiary, as the case may be.

(r) Patents and Trademarks. The Company and its Subsidiary own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted except where the failure to own, possess, license, or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property, (b) there is no infringement by third parties of any such Intellectual Property, (c) there is no pending or threatened action, suit, proceeding, or claim by others challenging the Company’s and its Subsidiary’s rights in or to any such Intellectual Property, (d) there is no pending or threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property, and (e) there is no pending or threatened action, suit, proceeding, or claim by others that the Company and/or its Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others.

(s) Insurance. The Company and its Subsidiary each are, and following the Closing Date will remain, insured against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and its Subsidiary are engaged. The Company and its Subsidiary have not been refused any insurance coverage sought or applied for, and the Company and its Subsidiary do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiary are in material compliance with the terms of such policies and bonds. Neither the Company nor its Subsidiary has received any written notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or its Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage as disclosed in Schedule 3.1(s), (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(t) Transactions with Affiliates and Employees. Except as disclosed in Schedule 3.1(t), none of the officers or directors of the Company or its Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or its Subsidiary, is presently a party to any transaction with the Company or its Subsidiary or to a presently contemplated transaction (other than for services as employees, officers, and directors).

(u) Internal Control over Financial Reporting. The Company and its Subsidiary maintain internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has no knowledge or any reason that its outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to 12 C.F.R. § 363.2. Since December 31, 2011, (i) neither the Company nor its Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or its Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or its Subsidiary has engaged in questionable accounting or auditing practices, and (ii) to the Company’s Knowledge, no attorney representing the Company or its Subsidiary, whether or not employed by the Company or its Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, its Subsidiary or any of its officers, directors, employees or agents to the board of directors or any committee thereof or to any director or officer of the Company or its Subsidiary.

(v) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, its Subsidiary or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or its Subsidiary, other than the Placement Agent with respect to the offer and sale of the Shares pursuant to this Agreement (which placement agent fees are being paid by the Company and are set forth in the Investor Presentation) and as contemplated by the Expense Reimbursement Agreement.

(w) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents.

(x) Registration Rights. Other than each of the Qualifying Purchasers, no Person has any right to cause the Company or its Subsidiary to effect the registration under the Securities Act of any securities of the Company or its Subsidiary.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiary nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

(z) Investment Company. Neither the Company nor its Subsidiary is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940.

(aa) Unlawful Payments. Neither the Company nor its Subsidiary, nor to the Company’s Knowledge, any directors, officers, employees, agents, or other Persons acting at the direction of or on behalf of the Company or its Subsidiary has, in the course of its actions for, or on behalf of, the Company or its Subsidiary (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic government official or employee.

(bb) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares.

(cc) No Undisclosed Liabilities. There are no material liabilities or obligations of the Company or its Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited consolidated balance sheet for the year ended December 31, 2015, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2015, except for such liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or its Subsidiary) and an unconsolidated or other off-balance sheet entity that is not reflected on the Company Financial Statements.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(ff) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(gg) OFAC. Neither the Company nor its Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate, or Person acting on behalf of the Company or its Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Shares towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar, or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) Money Laundering Laws. The operations of each of the Company and its Subsidiary are, and have been conducted at all times, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and to the Company’s Knowledge, no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company and/or its Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ii) No Additional Agreements. The Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock or Series B Preferred Stock on terms more favorable to such Person than as set forth herein. Except for this Agreement, the Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents.

(jj) Reports, Registrations and Statements. Since January 1, 2013, the Company and its Subsidiary each have filed all material reports, registrations, and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC and any other applicable foreign, federal, or state securities or banking authorities, as the case may be. As of their respective dates, each such Company Report did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(kk) Bank Regulatory Capitalization. As of September 30, 2016, the Bank was considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(ll) Agreements with Regulatory Agencies. Neither the Company nor its Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since January 1, 2013, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or its Subsidiary been advised since January 1, 2013 by any Governmental Entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

(mm) Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts or circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule, or regulation, (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(nn) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(oo) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and its Subsidiary each has complied with, and all documentation in connection with the origination, processing, underwriting, and credit approval of any mortgage loan originated, purchased, or serviced by the Company or its Subsidiary satisfied, (A) all applicable federal, state, and local laws, rules, and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity, and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or its Subsidiary and any Agency, Loan Investor, or Insurer, (C) the applicable rules, regulations, guidelines, handbooks, and other requirements of any Agency, Loan Investor, or Insurer, and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and (ii) No Agency, Loan Investor, or Insurer has (A) claimed in writing that the Company or its Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or its Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or its Subsidiary, or (C) indicated in writing to the Company or its Subsidiary that it has terminated or intends to terminate its relationship with the Company or its Subsidiary for poor performance, poor loan quality, or concern with respect to the Company’s or its Subsidiary’s compliance with laws.

(ii) For purposes of this Section 3.1(00), (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture, or any other federal or state agency with authority to (i) determine any investment, origination, lending, or servicing requirements with regard to mortgage loans originated, purchased, or serviced by the Company or its Subsidiary, or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities, (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased, or serviced by the Company or its Subsidiary or a security backed by or representing an interest in any such mortgage loan, and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased, or serviced by the Company or its Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture, and any private mortgage insurer, and providers of hazard, title, or other insurance with respect to such mortgage loans or the related collateral.

(pp) Risk Management Instruments. The Company and its Subsidiary have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiary. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2013, all derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of its Subsidiary, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all respects with all applicable laws, rules, regulations, and regulatory policies, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms. Neither the Company nor its Subsidiary, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(qq) ERISA. The Company and its Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its Subsidiary would have any liability; the Company and its Subsidiary have not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan,” or Sections 412 or 4971 of the Code; and each “Pension Plan” for which the Company or its Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(ss) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(tt) Nonperforming Assets. To the Company’s Knowledge, since the date of the latest audited financial statements, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal, or other payments when due under its loans, leases, and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate, and such belief is reasonable under all the facts and circumstances known to the Company and Bank, except for such failures or deficiencies as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu) No Change in Control. Neither the Company nor its Subsidiary is a party to any employment, Change in Control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to the Purchasers as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(vv) Common Control. The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225) (“BHCA Control”) of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(ww) Material Contracts. The Company has made available to the Purchaser or its representatives, prior to the date hereof, true, correct, and complete copies of, and listed on Schedule 3.1(ww), each Material Contract to which the Company or its Subsidiary is a party or subject (whether written or oral, express or implied) as of the date of this Agreement. Each Material Contract is a valid and binding obligation of the Company or its Subsidiary (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Material Contract is enforceable against the Company or its Subsidiary (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.2 Representations and Warranties of the Purchasers.

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.

(i) If such Purchaser is an entity, it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company, or other applicable similar power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery, and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company, or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of the applicable Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(ii) If such Purchaser is not an entity, the execution, delivery, and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized. Each of the applicable Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the Registration Rights Agreement, if applicable, and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B.

(e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission).

(f) Direct Purchase. Purchaser is purchasing the Shares directly from the Company and not from the Placement Agent. The Placement Agent did not make any representations or warranties to Purchaser, express or implied, regarding the Shares, the Company, or the Company’s offering of the Shares.

(g) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Shares indefinitely if required, is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Shares.

(h) Brokers and Finders. Neither such Purchaser, nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser in connection with this Agreement or the transactions contemplated hereby.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company or the Placement Agent (or any of their respective agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision; provided that the foregoing shall in no way limit such Purchaser’s right to rely on the truth, accuracy and completeness of the representations and warranties of the Company made herein. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business, legal, or regulatory advice of the Placement Agent or any of their agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) is located at the address immediately below such Purchaser’s name on its signature page hereto.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser that transferred such Shares under this Agreement and the Registration Rights Agreement, if applicable, with respect to such transferred Shares.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 27, 2016, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

(c) Removal of Legends. Upon the written request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (A) the Effective Date or (B) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company, upon the written request of the holder, shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel, or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

4.2 Acknowledgment of Dilution.

The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Securities pursuant to this Agreement is unconditional (except as otherwise set forth herein) and absolute and not subject to any right of set off, counterclaim, delay, or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Access, Information and Confidentiality.

(a) Patriot shall be provided with access, information, and other rights as provided in the Patriot VCOC Letter Agreement. Each other Qualifying Purchaser shall have information rights as set forth in such Qualifying Purchaser’s Information Rights Letter Agreement.

(b) Each party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to auditors and bank and securities regulatory authorities; provided, however, that (i) each Purchaser is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement and (ii) each Purchaser may identify the Company and the value of such Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

(c) The obligations of each Purchaser under this Section 4.3 shall survive the Closing for so long as such Purchaser owns any Shares or other equity interest in the Company and for a period of one (1) year thereafter; provided, however, that the obligations of each Purchaser under this Section 4.3 shall terminate and be of no further force or effect upon the earliest to occur of (i) immediately before, but subject to, the consummation of the Company’s first underwritten public offering of its Common Stock under the Securities Act or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

4.4 Form D and Blue Sky.

The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. Purchaser agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the applicable Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

4.5 No Integration.

The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale, or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

4.6 Public Announcement.

The Company and the Purchasers will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents. The Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission (other than the Registration Statement) or any regulatory agency, without the prior written consent of such Purchaser, except as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement. Whenever any party determines, based upon the advice of such party’s counsel, that a public announcement or other disclosure is required by or advisable with respect to any applicable law or regulation, the parties shall discuss such disclosure with each other in good faith prior to the making of such public announcement or other disclosure.

4.7 Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, if applicable, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents, or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement, and (iii) any Proceeding involving the Company arising out of or related to any event, fact, change, occurrence, development or condition prior to the Closing Date. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage, or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants, or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the actions or inactions of such Purchaser Party. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law or deemed impermissible under GAAP.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Purchaser Party of notice of any demand, claim, or circumstances which would or might give rise to a claim or the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought pursuant to Section 4.7(a), such Purchaser Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Purchaser Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Purchaser Party so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Purchaser Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party unless (i) the Company and the Purchaser Party shall have mutually agreed to the retention of such counsel, (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Purchaser Party in such proceeding, or (iii) in the reasonable judgment of counsel to such Purchaser Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Purchaser Party, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Party, unless such settlement includes an unconditional release of such Purchaser Party from all liability arising out of such proceeding.

(c) Limitation on Amount of Company’s Indemnification Liability.

(i) Tipping Basket. The Company will not be liable for Losses that otherwise are indemnifiable under Section 4.7(a)(i) until the total of all Losses under Section 4.7(a)(i) incurred by all Purchasers exceeds $50,000, at which point the full amount of all Losses shall be recoverable.

(ii) Maximum. The maximum aggregate liability of the Company for all Losses under Section 4.7(a)(i) is the aggregate Purchase Price by all Purchasers, provided however, that the maximum aggregate liability of the Company for all Losses under Section 4.7(a)(i) as to any individual Purchaser is the aggregate Purchase Price of such individual Purchaser.

(iii) Exceptions. The provisions of Section 4.7(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(i), 3.1(j), 3.1(v), 3.1(bb) or 3.1(qq), or (B) indemnification claims involving fraud or knowing and intentional misconduct by the Company. For purposes of the indemnity contained in Section 4.7(a)(i) and Section 4.7(c), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom.

4.8 Use of Proceeds.

The Company shall use the net proceeds from the sale of the Shares to repay in full the outstanding balance owed pursuant to the Loan Agreement, for organic growth, future acquisitions and for general corporate purposes.

4.9 Certain Transactions.

Between the date of this Agreement and the Closing Date, the Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Registration Rights Agreement to be performed and observed by the Company.

4.10 Acquisition Proposals.

Between the date of this Agreement and the Closing Date, the Company shall notify Purchasers orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company of any proposal or offer from any Person to effect an Acquisition Proposal or any request in connection with a prospective Acquisition Proposal for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Purchasers, indicating in such notice the material terms and conditions of any such proposal or offer and the identity of the Person making the proposal or offer, and thereafter shall keep Purchasers reasonably informed with respect to the status of such proposal or offer.

4.11 No Additional Issuances.

Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock.

4.12 Conduct of Business.

From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiary to: (i) operate their business in the ordinary course consistent with past practice of the Company and its Subsidiary; (ii) use commercially reasonable efforts to preserve intact the current business organization of the Company; (iii) use commercially reasonable efforts to retain the services of their employees, consultants, and agents; (iv) use commercially reasonable efforts to preserve the current relationships of the Company and its Subsidiary with material customers and other Persons with whom the Company and its Subsidiary have and intend to maintain significant relations; (v) maintain all of its operating assets in their current condition (normal wear and tear excepted); (vi) refrain from taking or omitting to take any action that would constitute a breach of Section 3.1(k); and (vii) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any distributions (whether in cash, securities, or other property) in respect of, any of its capital stock, (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities, and (3) purchasing, redeeming or otherwise acquiring any capital stock, assets or other securities or any rights, warrants or options to acquire any such capital stock, assets or other securities, other than acquisitions of investment securities in the ordinary course of business.

4.13 Avoidance of Control.

(a) Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its affiliates (as such term is used under the BHCA)) shall have the ability to purchase or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding Voting Securities of the Company. In the event a Purchaser breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor its Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would reasonably be expected to pose a substantial risk that (a) such Purchaser’s equity of the Company (together with equity owned by such Purchaser’s affiliates (as such term is used under the BHCA) to exceed 33.3% of the Company’s total equity (provided that there is no ownership or control in excess of 9.9% of any class of Voting Securities of the Company by such Purchaser, together with such Purchaser’s Affiliates) or (b) such Purchaser’s ownership of any class of Voting Securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHCA) of Voting Securities of the Company) to exceed 9.9%, in each case without the prior written consent of such Purchaser, or to increase to an amount that would constitute “control” under the BHCA, the CIBC Act, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding Voting Securities of the Company. In the event either the Company or a Purchaser breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.14 Most Favored Nation.

During the period from the date of this Agreement through the Closing, neither the Company nor its Subsidiary shall enter into any additional, or modify any existing, agreements, arrangements or understandings with any existing or future investors in the Company or its Subsidiary that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Qualifying Purchasers by this Agreement and the Registration Rights Agreement, unless, in any such case, the Qualifying Purchasers have been provided with such rights and benefits.

4.15 Filings; Other Actions.

Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, to the extent requested by the applicable Governmental Entity, including executing and delivery to the applicable Governmental Entities customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (ii) with respect to each Purchaser, to the extent typically provided by such Purchaser to such third parties or Governmental Entities, as applicable, under such Purchaser’s policies or practices, and subject to such confidentiality requests as the Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.15. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to such Purchaser, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisors, or its or their control persons or equity holders. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep the other reasonably apprised of the status of matters referred to in this Section 4.15. Each Purchaser, with respect to itself only, and the Company shall promptly furnish the other, to the extent permitted by applicable law, with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein. Notwithstanding anything in this Section 4.15 or elsewhere in this Agreement to the contrary, the Purchaser shall not be required to provide to any person pursuant to this Agreement any of its, its Affiliates’, its investment advisors’ or its or their control persons’ or equity holders’ nonpublic, proprietary, personal, or otherwise confidential information including the identities or financial condition of limited partners, shareholders, or non-managing members of the Purchaser or its Affiliates or their investment advisors. The Company shall file Form Ds timely with the Commission and other jurisdictions’ securities and blue sky officials. Notwithstanding anything to the contrary in this Section 4.15, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably result in a Burdensome Condition; for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

4.16 Gross-Up Rights.

(a) Sale of New Securities. For so long as a Qualifying Purchaser owns the Minimum Ownership Interest, if at any time after the date hereof the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, Series B Preferred Stock, Non-Voting Common Stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock, Series B Preferred Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Qualifying Purchaser in writing) to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the board of directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the board of directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; or (iv) within thirty (30) days following completion of this offering, issuances of Common Stock pursuant to a proposed unregistered offering to non-institutional investors, consisting of existing shareholders and certain other Persons, to sell up to an aggregate of $5,800,004 in shares of Common Stock at the Purchase Price); then each Qualifying Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Qualifying Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by the Purchaser (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock, if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock.

(b) Limitation on Voting Securities. Notwithstanding anything in this Section 4.16 to the contrary, upon the request of a Qualifying Purchaser that a Qualifying Purchaser not be issued Voting Securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with the Qualifying Purchaser to modify the proposed issuance of New Securities to the Qualifying Purchaser to provide for the issuance of Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of Voting Securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any other Qualifying Purchaser to exceed its respective ownership limitation set forth in the applicable other securities purchase agreement, the Company shall, and shall only be obligated to, issue and sell to the Qualifying Purchaser such number of Voting Securities and nonvoting securities as will not cause any other Qualifying Purchaser to exceed its respective ownership limitation set forth in the applicable other securities purchase agreement and that the Qualifying Purchaser has indicated it is willing to hold following consummation of such Offering (as defined in Section 4.16(c) below), and any remaining securities may be offered, sold or otherwise transferred to any other person or persons in accordance with Section 4.16(e).

(c) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Qualifying Purchasers written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than 15 Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public Offering or after the commencement of marketing with respect to a Rule 144A Offering or an Offering pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified (with respect to the Qualifying Purchaser) in Section 6.3 hereof, and shall not communicate the information to anyone else acting on behalf of the Qualifying Purchaser without the consent of one of the designated individuals. The Qualifying Purchaser shall have 20 Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.16 and as to the amount of New Securities the Qualifying Purchaser desires to purchase, up to the maximum amount permitted pursuant to the last sentence of Section 4.16(a). Such notice shall constitute a nonbinding indication of interest of the Qualifying Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a Qualifying Purchaser to respond within such 20 Business Day period shall be deemed to be a waiver of such Qualifying Purchaser’s rights under this Section 4.16 only with respect to the Offering described in the applicable notice.

(d) Purchase Mechanism. If the Qualifying Purchaser exercises its rights provided in this Section 4.16, the closing of the purchase of the New Securities in connection with the closing of the offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Qualifying Purchasers will occur no earlier than the closing of the offering triggering the right being exercised by the Qualifying Purchaser. Each of the Company and the Qualifying Purchasers agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e) Failure of Purchase. In the event a Qualifying Purchaser fails to exercise its rights provided in this Section 4.16 within this 20 Business Day period or, if so exercised, the Qualifying Purchaser is unable to consummate such purchase within the time period specified in Section 4.16(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 90 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.16 by the Qualifying Purchaser or which the Qualifying Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to the Qualifying Purchasers. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 90-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Qualifying Purchaser in the manner provided above.

(f) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors; provided, however, that such fair value as determined by the board of directors shall not exceed the aggregate market price of the securities being offered as of the date the board of directors authorizes the offering of such securities.

(g) Cooperation. The Company and the Qualifying Purchaser shall cooperate in good faith to facilitate the exercise of the Qualifying Purchaser’s rights under this Section 4.16, including to secure any required approvals or consents.

4.17 Governance Matters.

(a) Following the Closing and upon the written request of Patriot, the Company will promptly cause one representative of Patriot (the “Board Representative”) to be elected or appointed to the board of directors of the Company (the “Board of Directors”), subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, and the board of directors of the Bank (the “Bank Board”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Bank, in each case, with respect to Patriot, so long as Patriot, together with its Affiliates, owns the Minimum Ownership Interest. So long as Patriot, together with its Affiliates, has a Minimum Ownership Interest, the Company will recommend to its shareholders the election of the Board Representative to the Board of Directors at a special meeting of the Company’s shareholders or the annual meeting of shareholders, as applicable, subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company. If Patriot no longer has a Minimum Ownership Interest, Patriot will have no further rights under Sections 4.17(a) and 4.17(b) and, at the written request of the Board of Directors, shall use commercially reasonable efforts to cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter.

(b) The Board Representative shall, subject to applicable law, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. The Company shall ensure, and shall cause the Bank to ensure, that the Board of Directors and the Bank Board shall have at least four members for so long as Patriot shall have the right to appoint a Board Representative. Patriot covenants and agrees to hold any information obtained from its Board Representative in confidence. Notwithstanding anything to the contrary contained herein, at all times when Patriot maintains a Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve’s Policy Statement on equity investments in banks and bank holding companies and any other guidance promulgated in connection with the matters addressed therein.

(c) Subject to Section 4.17(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of its Board Representative, Patriot shall have the right to designate the replacement for such Board Representative, which replacement shall satisfy all legal, bank regulatory and governance requirements regarding service as a director of the Company. The Board and the Bank Board shall use their respective reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being one of the Company’s nominees to serve on the Board and the Bank Board), using reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board, as the case may be.

(d) The Company hereby agrees that, from and after the Closing Date, for so long as Patriot and its Affiliates in the aggregate have a Minimum Ownership Interest, the Company shall invite a person designated by Patriot (the “Observer”) to attend meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof on which the Board Representative is permitted to attend) in a nonvoting, nonparticipating observer capacity. The Observer shall not have any right to make motions or vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents. If Patriot no longer has a Minimum Ownership Interest, the Investor will have no further rights under this Section 4.17(d).

(e) The Board Representative shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as other directors on the Board of Directors or the Bank Board, as applicable, and shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board, or any committee thereof in accordance with Company policy. The Company shall notify the Board Representative or the Observer, as the case may be, of all regular meetings and special meetings of the Board of Directors or the Bank Board and of all regular and special meetings of any committee of the Board of Directors or the Bank Board. The Company shall provide the Board Representative or the Observer, as the case may be, with copies of all notices, minutes, consents and other material that it provides to all members of the Board of Directors or the Bank Board (as applicable) at the same time such materials are provided to the other members.

(f) The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by Patriot and/or its Affiliates (collectively, the “Patriot Indemnitors”). The Company hereby agrees on behalf of itself and the Bank that with respect to a claim by a Board Representative for indemnification arising out his or her service as a director of the Company and/or the Bank (1) that it is the indemnitor of first resort (i.e., its obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to members of the Board or the Bank Board, as applicable) are primary and any obligation of the Patriot Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative are secondary), and (2) the Patriot Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Board Representative against the Company.

(g) No later than April 30, 2017, the Company shall duly call, give notice of, establish a record date for, convene and hold its annual shareholders’ meeting or a special shareholders’ meeting (the “Shareholders’ Meeting”), for the purpose of, among other matters, voting upon approval and adoption of an amendment to the Articles of Incorporation (the “Shareholder Approval”), in the form attached as Annex A to Exhibit G (the “Third Articles of Amendment”). The Company shall: (A) through its Board of Directors recommend to its shareholders the approval and adoption of the Third Articles of Amendment (the “Company Recommendation”); (B) include such Company Recommendation in the proxy statement delivered to shareholders; and (C) use its best efforts to obtain the Shareholder Approval. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Purchasers, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation. The Company shall adjourn or postpone the Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. The Company shall also adjourn or postpone the Shareholders’ Meeting, if on the date of the Shareholders’ Meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Shareholder Approval and, following such adjournment or postponement, the Company shall solicit proxies representing a sufficient number of shares to obtain the Shareholder Approval. Following the first of either such adjournment or postponement, if requested by the Purchasers, the Company shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Purchasers in connection with obtaining the Shareholder Approval.

(h) After obtaining the Shareholder Approval, the Company shall as promptly as reasonably practical, file the Third Articles of Amendment with the Judge of Probate in Calhoun County, Alabama, as required by applicable Law and provide Patriot a certificate from the Judge of Probate in Calhoun County, Alabama evidencing that the Third Articles of Amendment is in full force and effect as of a date within five Business Days after the date of the Shareholders’ Meeting.

(i) Davis Partnership, L.P. may have the right for one representative to be elected or appointed to the Board of Directors as set forth in the Davis Partnership Letter Agreement.

4.18 Notice of Certain Events.

Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Sections 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.18 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

4.19 Shareholder Litigation.

The Company shall promptly inform the Qualified Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, its Subsidiary or any of the past or present executive officers or directors of the Company or its Subsidiary that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall consult with the Qualified Purchasers and keep the Qualified Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares.

The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to the Qualifying Purchasers’ satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by a Qualifying Purchaser (as to itself and other Purchasers who are not Qualifying Purchasers only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser’s Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations, and waivers necessary for consummation of the sale of the Shares (including all Required Approvals of the Company), all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(f) Minimum Offering Amount. At the Closing, the number of shares of the Common Stock and Series B Preferred Stock to be sold under this Agreement shall result in gross proceeds to the Company of $41.2 million (including at least $29.9 million from the sale of Common Stock).

(g) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(h) No Burdensome Condition. Since the date hereof, there shall not be imposed any Burdensome Condition.

(i) Registration Rights Agreement. The Company and each Qualifying Purchaser shall have executed and delivered the Registration Rights Agreement.

(j) Non-Control Determination. Each Purchaser who, together with its Affiliates and persons who share a common investment advisor with such Purchaser, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Common Stock (collectively, the “9.9% Purchaser” and each a “9.9% Purchaser”) has received, in each 9.9% Purchaser’s sole discretion, satisfactory feedback from the Federal Reserve (which may be the absence of any communication from the Federal Reserve) that such 9.9% Purchaser will not have “control” of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act.

(k) Ownership Limitation. The purchase of the Shares by each Purchaser shall not (i) cause such Purchaser or any of its affiliates to violate any banking regulation, (ii) require such Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or its Subsidiary, or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control, or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of Voting Securities of the Company outstanding at such time.

(l) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(m) Information Agreements. The Company and Patriot shall have executed and delivered the Patriot VCOC Letter Agreement. The Company and each other Qualifying Purchasers shall have executed and delivered the Information Rights Letter Agreements.

(n) No Change in Control. The Company shall not have agreed to enter into or entered into (i) any agreement or transaction in order to raise capital, or (ii) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents.

(o) Second Articles of Amendment. At the Closing, the Company shall have filed with the Judge of Probate in Calhoun County, Alabama (and the Judge of Probate in Calhoun County, Alabama shall have issued a certificate of amendment evidencing the effectiveness of) the Second Articles of Amendment.

(p) Board Representatives. At the Closing, the Board Representative designated by Patriot shall be elected or appointed to the Board of Directors in accordance with the terms of Section 4.17(a).

(q) Purchase of Starboard Shares. Starboard Fund for New Bancs LLC owns 300,000 shares of the Company’s common stock. Effective at the Closing, certain members of management of the Company shall purchase approximately 200,000 of such shares at a per share price of $14.00. The remainder of such shares, if not otherwise purchased at the Closing, shall be sold as part of the offering to non-institutional investors as referenced in Section 4.16(a)(iv) and such shares shall be sold first before authorized but unissued shares are issued by the Company.

5.2 Conditions Precedent to the Obligations of the Company to sell the Shares.

The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date (except to the extent made only as of a different specified date, in which case as of such date) of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Ownership Limitation. The purchase of the Shares by each Purchaser shall not cause the Federal Reserve to require such Purchaser or any of its affiliates (i) to file a prior notice under the CIBC Act, or (ii) to become a bank holding company or otherwise serve as a source of strength for the Company or its Subsidiary.

(e) Purchaser Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses.

Other than as set forth in the Expense Reimbursement Agreement, or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

6.2 Entire Agreement.

The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e -mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e -mail address specified in this Section prior to 5:00 p.m., Eastern time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e -mail at the facsimile number or e-mail address specified in this Section on a day that is not a Business Day or later than 5:00 p.m., Eastern time, on any Business Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Business Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Southern States Bancshares, Inc. 615 Quintard Avenue Anniston, Alabama 36201 Attention: Stephen W. Whatley

with a copy to:	Jones Walker LLP 1819 5th Ave N, Ste 1100 Birmingham, Alabama 35203 Attention: Michael D. Waters

If to a Purchaser:	Only to the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration.

No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

6.5 Construction.

The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns.

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by (a) the Company without the prior written consent of the Purchasers or (b) by the Purchaser without the prior written consent of the Company, except as set forth in the following sentence. Without the prior written consent of the Company, any Purchaser may assign its rights hereunder in whole or in part to any Affiliate of such Purchaser, provided such Affiliate shall agree in writing to be bound by the terms and conditions of this Agreement that apply to the “Purchasers.”

6.7 No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto, their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.7, the Purchaser Parties.

6.8 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would cause the laws of another jurisdiction to apply. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced on an exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival.

The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Shares as follows: (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(i), 3.1(v), and 3.1(bb), and shall survive indefinitely, (ii) the representations and warranties of the Company set forth in Sections 3.1(j), 3.1(1), 3.1(qq) shall survive for the applicable statute of limitations, and (iii) all other representations and warranties of the Company set forth in Sections 3.1 shall survive for a period of 24 months following the Closing and the delivery of the Shares. All representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of 12 months following the Closing Date.

6.10 Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof

6.11 Severability.

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Shares.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft, or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith and, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside.

To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, or any other person under any law (including, without limitation, any bankruptcy law, state, or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Purchasers’ Obligations and Rights.

The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements, or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise), or prospects of the Company or its Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements, or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i) by the written consent of the Company and any Purchaser (with respect to itself only);

(ii) by any Purchaser (with respect to itself only) upon written notice to the other parties, if the Closing has not been consummated on or prior to 11:59 p.m., Eastern Time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16(a)(ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(iii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by any Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied;

(v) by the Company, upon written notice to any Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such a Purchaser in this

Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied with respect to such Purchaser; provided, however, that such termination by the Company shall only be as to the breaching Purchaser and that notice of such termination shall be provided to the non-breaching Purchaser(s); or

(vi) by any Purchaser, with respect to such Purchaser, if the Company directly or indirectly effects or causes to be effected any transaction with a third party with respect to an Acquisition Proposal or that would reasonably be expected to result in a Change in Control.

(b) The Company shall give prompt notice of any such termination to each other Purchaser, and, as necessary, work in good faith to restructure the transaction to allow each Purchaser the does not exercise a termination right to purchase the full number of Shares set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.13. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17 Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand, or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18 Adjustments in Common Stock Numbers and Prices.

In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination, or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“Company”

SOUTHERN STATES BANCSHARES, INC.

By:	/s/ Stephen W. Whatley

Name:	Stephen W. Whatley

Title:	Chairman, President and CEO

[Signature Page to Stock Purchase Agreement]

“Purchaser”

PATRIOT FINANCIAL PARTNERS II, L.P.

By:	/s/ James J. Lynch

Name:	James J. Lynch

Title:	Managing Partner

Number of Purchased Shares at Closing:

Common Stock:	237,947

Series B Preferred Stock:	144,304

Tax ID No:

Address for Notice:

Patriot Financial Partners, L.P.

Circa Centre

2929 Arch Street, 27th Floor

Philadelphia, PA 19104

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

PATRIOT FINANCIAL PARTNERS PARALLEL II, L.P.

By:	/s/ James J. Lynch

Name:	James J. Lynch

Title:	Managing Partner

Number of Purchased Shares at Closing:

Common Stock:	27,767

Series B Preferred Stock:	16,839

Tax ID No:

Address for Notice:

Patriot Financial Partners, L.P.

Circa Centre

2929 Arch Street, 27th Floor

Philadelphia, PA 19104

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

EJF SIDECAR FUND, SERIES LLC - SERIES E

By:	/s/ Neal J. Wilson

By:	EJF Capital LLC
Its:	Manager

Name:	Neal J. Wilson

Title:	Chief Operating Officer

Number of Purchased Shares at Closing:

Common Stock:	503,571

Tax ID No:

Address for Notice:

EJF Capital LLC

2107 Wilson Blvd., Suite 400

Arlington, VA 22201

Delivery Instructions:
Citi
Attn:	Winsome White/Galina Levina
399 Park Avenue, Level B
New York, NY 10022
Attn:	Custody/Transfer

[Signature Page to Stock Purchase Agreement]

“Purchaser”

ITHAN CREEK INVESTORS USB, LLC

By:	Wellington Management Company LLP, As investment adviser

By:	/s/ Emily Babalas

Name:	Emily Babalas

Title:	Managing Director and Counsel

Number of Purchased Shares at Closing:

Common Stock:	503,571

Tax ID No:

Address for Notice:

c/o Wellington Management Company LLP

280 Congress St.

Boston, MA 02210

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

DAVIS PARTNERSHIP, L.P.

By:	/s/ Lansing Davis

Name:	Lansing Davis

Title:	Managing Member of the General Partner Davis Capital Partners, LLC

Number of Purchased Shares at Closing:

Common Stock:	503,571

Tax ID No:

Address for Notice:

3 Harbor Drive, Suite 301

Sausalito, CA 94965

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

BANC FUND IX, L.P.
By:	MidBan IX L.P. an Illinois limited partnership, Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C. an Illinois limited liability company, Its General Partner

By:	/s/ Charles J. Moore

Name:	Charles J. Moore

Title:	Member

Number of Purchased Shares at Closing:

Common Stock:	116,143

Tax ID No:	Address for Notice:

20 North Wacker Drive

Suite 3300

Chicago, IL 60606

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

BANC FUND VIII, L.P.
By:	MidBanc VIII L.P. an Illinois limited partnership, Its General Partner
By:	THE BANC FUNDS COMPANY, L.L.C. an Illinois limited liability company, Its General Partner

By:	/s/ Charles J. Moore

Name:	Charles J. Moore

Title:	Member

Number of Purchased Shares at Closing:

Common Stock:	116,000

Tax ID No:

Address for Notice:

20 North Wacker Drive

Suite 3300

Chicago, IL 60606

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

SIENA CAPITAL PARTNERS I, L.P.

By:	Siena Capital Management LLC

By:	/s/ David Abraham

Name:	David Abraham

Title:	Executive Vice President

Number of Purchased Shares at Closing:

Common Stock:	34,715

Tax ID No:

Address for Notice:

100 North Riverside Plaza

Suite 1630

Chicago, IL 60606

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

SIENA CAPITAL PARTNERS ACCREDITED, L.P.

By:	Siena Capital Management LLC

By:	/s/ David Abraham

Name:	David Abraham

Title:	Executive Vice President

Number of Purchased Shares at Closing:

Common Stock:	1,000

Tax ID No:

Address for Notice:

100 North Riverside Plaza

Suite 1630

Chicago, IL 60606

Delivery Instructions:

(if different than above)

[Signature Page to Stock Purchase Agreement]

“Purchaser”

JCSD PARTNERS, LP

By:	/s/ Steven J. Didron

Name:	Steven J. Didron

Title:	General Partner

Number of Purchased Shares at Closing:

Common Stock:	92,858

Tax ID No:

Address for Notice:

1676 N. California Blvd., #630

Walnut Creek, CA 94596

Delivery Instructions:	Physical certificate

(if different than above)

[Signature Page to Stock Purchase Agreement]